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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

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                                   Vans, Inc.
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                (Name of Registrant as Specified In Its Charter)

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October 15, 1997


                                               VIA FACSIMILE #(Work Phone)
                                               ---------------------------


(Title)(First Name)(Last Name)
(Job Title)
(Company)
(Address1)
(Address2)
(City),(State)(Postal Code)



Dear (First Name):

Just in case you have not received my letter, I just wanted to send you a copy. The annual meeting is next week and your vote is truly important. I have several very valid reasons why a staggered board will help us make Vans a better company.

I will try to contact you by phone either today or tomorrow and would appreciate your giving me 60 seconds of your time to explain my reasons. If we cannot make connections, I hope that you will consider voting favorably.


Thanks for your continued support.

Very sincerely,


Walter E. Schoenfeld
Chairman

WES:sua


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                        [FORM OF LETTER TO STOCKHOLDERS
                             RE 1997 ANNUAL MEETING]

October 1, 1997

Dear
    -------------------,

In late June, I attended a four day course at Harvard University entitled "Making Corporate Boards More Effective". It has been many years since this body and mind spent ten hours a day in a classroom but it was extremely informative. It made me much more aware of my challenges as Chairman of the Board, as well as putting together and maintaining a responsible and contributing Board.

As we continue to reposition the Company to face the changes and challenges that we know lie ahead, I feel it necessary to do the same with the Board. It is my intention to put a policy together for the Board which will not only cover the issues of corporate governance, but will include mandatory retirement. As a first step, at this year's Annual Meeting, the Board is proposing an amendment to Vans' charter which creates a classified Board with three year terms. The proposal is explained more fully in the proxy materials you should have just received. When we search for new outside Board Members who can help the Company attain its long term goals, it is much easier to recruit quality directors for a three year term. It also makes it easier for the Nominating Committee to make changes when the person's term has expired. Not having a classified Board does make my job less flexible and I would very much appreciate your support in helping us pass this proposal. We need to have a favorable vote of over 50% of all stock outstanding, not just stockholders voting, so your vote in favor becomes doubly important to us on this issue.

If you have any questions, please feel free to give me a call. Thank you for your continuing support.

Sincerely,



WALTER E. SCHOENFELD
Chairman

P.S. Enclosed, for your information, are additional copies of our Proxy materials.

Direct line:: 800/826-7800, x8426